UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 30, 2017 (May 23, 2017)

ALTISOURCE RESIDENTIAL CORPORATION
(Exact name of Registrant as specified in its charter)

MARYLAND	001-35657	46-0633510
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

c/o Altisource Asset Management Corporation
36C Strand Street
Christiansted, United States Virgin Islands 00820
(Address of principal executive offices including zip code)

(340) 692-1055
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter):

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers

(e) On May 26, 2017, Altisource Residential Corporation (the “Company”) entered into change in control severance agreements (the “CIC Agreements”) with the following named executive officers: (i) George G. Ellison, Chief Executive Officer and Director; (ii) Stephen H. Gray, Chief Administrative Officer and Senior Counsel; (iii) Robin N. Lowe, Chief Financial Officer; and (iv) Michael G. Lubin, General Counsel and Corporate Secretary. Under the CIC Agreements, each executive is entitled to certain severance payments and benefits if: (i) the Company undergoes a Change in Control (as defined in the CIC Agreements) and (ii) on or within two years thereafter, the executive’s employment is terminated by the employer without Cause or by the executive for Good Reason (in each case, as defined in the CIC Agreements). If these events occur, each executive is entitled to the following severance payments and benefits: (i) an amount equal to 1.5 times the executive’s base salary (or 2.0 times the executive’s base salary in the case of Mr. Ellison); (ii) an amount equal to 1.5 times the executive’s target annual bonus amount for the year of termination (2.0 times the executive’s base salary in the case of Mr. Ellison); (iii) an amount equal to the executive’s target annual bonus for the year of termination, prorated based on the number of days of service in that year; (iv) an amount equal to 18.0 times the monthly premium (if any) paid by the executive’s employer for medical, dental and vision insurance coverage for the executive and his eligible dependents immediately prior to the termination; (v) immediate vesting of all equity and equity-based awards granted to the executive under the Company’s equity plans; (vi) an amount equal to the executive’s annual bonus (if any) earned for the prior year, to the extent not paid as of the termination date; and (vii) all rights accrued as of the termination date, including, without limitation, earned but unpaid base salary, unused vacation pay and business expense reimbursement. Such payments are subject to the executive’s execution of a general release of claims and covenant not to sue, and may be subject to offset or reduction in certain circumstances.

The CIC Agreements have an initial three-year term and renew thereafter for successive one-year terms, unless the Company notifies an executive in writing at least 90 days before an upcoming renewal date of its intention not to renew.

The foregoing summary of the CIC Agreements does not purport to be complete and is qualified in its entirety by reference to the form of Change in Control Severance Agreement, which is filed herewith as Exhibit 10.1.

Item 5.07	Submission of Matters to a Vote of Security Holders

The Annual Meeting of Stockholders of the Company was held on May 23, 2017 (the “Annual Meeting”). On the record date for the Annual Meeting (April 12, 2017), an aggregate of 53,527,755 shares of common stock were outstanding and entitled to vote at the Annual Meeting. The final results for each matter submitted to a vote of stockholders at the Annual Meeting were as follows:

(i)	The following Directors were elected to serve until the Company's 2018 Annual Meeting of Stockholders and until their successors are duly elected and qualified by the following vote:

Name	For	Withhold
David B. Reiner	40,982,084	1,169,453
Michael A. Eruzione	38,228,600	3,922,937
George G. Ellison	41,482,815	668,722
William P. Wall	37,952,377	4,199,160
Rochelle R. Dobbs	41,187,489	964,048
Wade J. Henderson	41,482,862	668,675

(ii)	The compensation of the Company's named executive officers as disclosed in the proxy statement was approved, on an advisory basis, by the following vote:

For	Against	Abstentions
41,139,070	475,426	537,041

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
10.1	Form of Change in Control Severance Agreement

SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Altisource Residential Corporation
May 30, 2017	By:	/s/ Robin N. Lowe
Robin N. Lowe Chief Financial Officer